Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Second Quarter Results; Exceeds Guidance
PITTSBURGH, Pa., August 21, 2008 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the second quarter ended August 2, 2008. The results include the operating results of Golf Galaxy and Chick’s Sporting Goods from their respective acquisition dates of February 13, 2007 and November 30, 2007.
Second Quarter Results
The Company reported net income for the second quarter ended August 2, 2008 of $45.5 million, or $0.39 per diluted share, excluding the impact of costs related to the Golf Galaxy integration. These results exceeded earnings guidance provided on May 22, 2008 of $0.34 — 0.38 per diluted share. For the second quarter ended August 4, 2007, net income and earnings per diluted share were $47.9 million and $0.41, respectively.
Including the after-tax impact of costs related to the Golf Galaxy integration of $4.4 million, or $0.04 per diluted share, the Company reported net income for the second quarter ended August 2, 2008 of $41.1 million, or $0.35 per diluted share.
Net sales for the quarter increased 7% to $1,086.3 million due to the opening of new stores, the inclusion of Chick’s Sporting Goods in this year’s quarterly results and a 3.7% decrease in comparable store sales. The 3.7% consolidated same store sales decline consisted of a 3.7% decrease in Dick’s Sporting Goods stores and a 4.5% decline in the Golf Galaxy stores. Chick’s Sporting Goods was acquired on November 30, 2007 and is excluded from the comparable store sales calculation.
“We are pleased to deliver results that exceeded our guidance. We have demonstrated that our culture of financial discipline and emphasis on execution is evident even in these difficult times,” said Edward W. Stack, Chairman, CEO and President. “We remain focused on all aspects of our business as we continue to grow our store base, effectively manage inventory and control expenses.”
Golf Galaxy Integration
By the end of this fiscal year, the Company expects to integrate Golf Galaxy’s operations. Costs related to the integration are expected to be approximately $11.3 million, which includes $8.7 million of pre-tax costs and $2.6 million for income taxes reflecting the impact of non deductible executive separation costs. Of the approximately $11.3 million, $5.5 million was incurred in the second quarter and the Company estimates $2.5 million and $3.3 million will be incurred in the third and fourth quarters of 2008, respectively. Merger and integration costs include the expense of severance, retention, office closure and related taxes. The Pro-forma to GAAP reconciliation is included in a table later in the release under the heading “Pro-forma Net Income and Pro-forma Earnings Per Share Reconciliation.”
New Stores
In the second quarter, the Company opened nine Dick’s Sporting Goods stores and one Golf Galaxy store. The stores that opened in the second quarter are listed in a table later in the release under the heading “Store Count and Square Footage.”

Year-to-Date Results
The Company reported net income for the 26 weeks ended August 2, 2008 of $64.9 million, or $0.55 per diluted share, excluding the proceeds from the sale of the corporate aircraft and costs associated with the integration of Golf Galaxy. For the 26 weeks ended August 4, 2007, net income and earnings per diluted share were $69.6 million and $0.61, respectively. The Pro-forma to GAAP reconciliation is included in a table later in the release under the heading “Pro-forma Net Income and Pro-forma Earnings Per Share Reconciliation.”
Including the impact of the gain on the sale of the corporate aircraft and the integration costs related to Golf Galaxy, which totals $3.0 million, or $0.03 per diluted share, the Company reported net income for the 26 weeks ended August 2, 2008 of $61.9 million, or $0.53 per diluted share.
Net sales increased 9% to $1,998.4 million primarily due to the opening of new stores, the inclusion of Chick’s Sporting Goods in this year’s results and a comparable store sales decrease of 3.7%. Year-to-date comparable store sales exclude Golf Galaxy and Chick’s Sporting Goods.
Current 2008 Outlook
The Company’s current outlook for 2008 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
❖	Full Year 2008
•	Based on an estimated 118 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.27 - 1.36, excluding costs from the Golf Galaxy integration. The Company anticipates reporting earnings per diluted share of approximately $1.20 — 1.29, including the integration costs. Earnings per diluted share for the full year 2007 were $1.33.

•	Comparable store sales, which include Dick’s Sporting Goods stores only, are expected to decrease approximately 5 to 3%. The comparable store sales calculation for the full year excludes the Golf Galaxy and Chick’s Sporting Goods stores.

•	The Company expects to open approximately 43 new Dick’s Sporting Goods stores, ten new Golf Galaxy stores, relocate one Dick’s Sporting Goods store and convert one Chick’s Sporting Goods store to a Dick’s Sporting Goods store in 2008.
❖	Third Quarter 2008
•	Based on an estimated 117 million diluted shares outstanding, the Company anticipates reporting consolidated earnings per diluted share of approximately $0.04 - 0.08, excluding costs from the Golf Galaxy integration. The Company anticipates reporting earnings per diluted share of approximately $0.02 — 0.06, including the integration costs. Earnings per diluted share for the third quarter of 2007 were $0.10.

•	Comparable store sales are expected to decrease approximately 5 to 2%, which compares to a 1% decrease in the third quarter last year, as adjusted for the shifted retail calendar. The comparable store sales calculation for the third quarter includes Golf Galaxy stores and excludes the Chick’s Sporting Goods stores.

•	The Company expects to open approximately 26 new Dick’s Sporting Goods stores and convert one Chick’s Sporting Goods store to a Dick’s Sporting Goods store.

Conference Call Info
The Company will be hosting a conference call today at 10:00 am eastern time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the web cast will be archived on the Company’s web site for 30 days. In addition, a dial-in replay will be available shortly after the call. To listen to the replay, investors should dial 888-286-8010 (domestic callers) or 617-801-6888 (international callers) and enter confirmation code 88334087. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, without limitation, changes in economic and market conditions that affect consumer spending, changes in consumer demand, competitive pressures, currency exchange rate fluctuations, weather conditions, litigation, risks and costs associated with combining businesses and/or assimilating acquired companies and our ability to manage our operations and growth. Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended February 2, 2008 as filed with the Securities and Exchange Commission on March 27, 2008, and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
The prior period EPS numbers presented in this press release have been adjusted to give effect to the two-for-one stock split, in the form of a stock dividend, which became effective on October 19, 2007 to our stockholders of record on September 28, 2007.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of August 2, 2008, the Company operated 357 Dick’s Sporting Goods stores in 38 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, Inc., a multi-channel golf specialty retailer, with 84 stores in 30 states, ecommerce websites and catalog operations and Chick’s Sporting Goods, Inc., which operates 15 specialty sporting goods stores in Southern California.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page).
Contact:
Timothy E. Kullman, EVP — Finance, Administration & Chief Financial Officer or
Anne-Marie Megela, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	August 2,	% of	August 4,	% of
	2008	Sales	2007	Sales
Net sales	$1,086,294	100.00%	$1,013,421	100.00%
Cost of goods sold, including occupancy and distribution costs	766,636	70.57	714,761	70.53

GROSS PROFIT	319,658	29.43	298,660	29.47

Selling, general and administrative expenses	237,667	21.88	212,747	20.99
Pre-opening expenses	3,681	0.34	2,719	0.27
Merger and integration costs	2,879	0.27	—	—

INCOME FROM OPERATIONS	75,431	6.94	83,194	8.21

Interest expense, net	2,429	0.22	3,629	0.36

INCOME BEFORE INCOME TAXES	73,002	6.72	79,565	7.85

Provision for income taxes	31,887	2.94	31,635	3.12

NET INCOME	$41,115	3.78%	$47,930	4.73%

EARNINGS PER COMMON SHARE:
Basic	$0.37		$0.44
Diluted	$0.35		$0.41

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,483		108,580
Diluted	116,806		115,528

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	August 2,	% of	August 4,	% of
	2008	Sales	2007	Sales
Net sales	$1,998,405	100.00%	$1,836,975	100.00%
Cost of goods sold, including occupancy and distribution costs	1,419,641	71.04	1,293,896	70.44

GROSS PROFIT	578,764	28.96	543,079	29.56

Selling, general and administrative expenses	457,631	22.90	410,755	22.36
Pre-opening expenses	8,604	0.43	9,840	0.54
Merger and integration costs	2,879	0.14	—	—

INCOME FROM OPERATIONS	109,650	5.49	122,484	6.67

Gain on sale of asset	(2,356)	(0.12)	—	—
Interest expense, net	4,088	0.20	6,835	0.37

INCOME BEFORE INCOME TAXES	107,918	5.40	115,649	6.30

Provision for income taxes	46,028	2.30	46,017	2.51

NET INCOME	$61,890	3.10%	$69,632	3.79%

EARNINGS PER COMMON SHARE:
Basic	$0.56		$0.65
Diluted	$0.53		$0.61

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,350		107,840
Diluted	117,051		114,986

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	August 2,	August 4,	February 2,
	2008	2007	2008
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,530	$50,489	$50,307
Accounts receivable, net	84,114	62,514	62,035
Inventories, net	912,619	791,654	887,364
Prepaid expenses and other current assets	48,942	41,811	50,274
Deferred income taxes	18,255	1,079	19,714

Total current assets	1,115,460	947,547	1,069,694

Property and equipment, net	541,413	499,109	531,779
Construction in progress — leased facilities	16,476	7,681	23,744
Intangible assets, net	97,636	9,276	80,038
Goodwill	304,363	320,156	304,366
Other assets	50,651	62,382	26,014

TOTAL ASSETS	$2,125,999	$1,846,151	$2,035,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$416,550	$357,184	$365,750
Accrued expenses	228,584	208,061	228,816
Deferred revenue and other liabilities	82,275	74,631	104,549
Income taxes payable	10,177	2,717	62,583
Current portion of other long-term debt and capital leases	243	152	250

Total current liabilities	737,829	642,745	761,948

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500	172,500
Revolving credit borrowings	10,137	52,307	—
Other long-term debt and capital leases	8,555	8,320	8,685
Non-cash obligations for construction in progress — leased facilities	16,476	7,681	23,744
Deferred revenue and other liabilities	205,636	187,994	180,238

Total long-term liabilities	413,304	428,802	385,167

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock	854	838	848
Class B common stock	262	266	263
Additional paid-in capital	441,163	387,425	416,423
Retained earnings	530,864	383,570	468,974
Accumulated other comprehensive income	1,723	2,505	2,012

Total stockholders’ equity	974,866	774,604	888,520

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,125,999	$1,846,151	$2,035,635

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	26 Weeks Ended
	August 2,	August 4,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$61,890	$69,632
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,212	38,036
Deferred income taxes	(15,927)	(10,391)
Stock-based compensation	15,150	14,781
Excess tax benefit from stock-based compensation	(1,004)	(30,592)
Tax benefit from exercise of stock options	242	3,745
Tax benefit from convertible bond hedge	1,483	1,370
Gain on sale of asset	(2,356)	—
Changes in assets and liabilities:
Accounts receivable	(2,049)	(12,056)
Income taxes payable/receivable	(51,250)	46,551
Inventories	(25,254)	(79,217)
Prepaid expenses and other assets	(12,138)	(2,550)
Accounts payable	61,841	57,967
Accrued expenses	(6,909)	1,527
Deferred construction allowances	15,288	22,593
Deferred revenue and other liabilities	(7,259)	(8,460)

Net cash provided by operating activities	73,960	112,936

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(108,794)	(76,884)
Purchase of corporate aircraft	(25,107)	—
Proceeds from sale of corporate aircraft	27,463	—
Proceeds from sale-leaseback transactions	16,384	9,226
Payment for purchase of Golf Galaxy, net of $4,859 cash acquired	—	(221,461)

Net cash used in investing activities	(90,054)	(289,119)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	10,137	52,307
Payments on other long-term debt and capital leases	(136)	(97)
Construction allowance receipts	10,424	2,699
Proceeds from sale of common stock under employee stock purchase plan	2,986	2,466
Proceeds from exercise of stock options	3,953	24,712
Excess tax benefit from stock-based compensation	1,004	30,592
Decrease in bank overdraft	(11,043)	(22,013)

Net cash provided by financing activities	17,325	90,666

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(8)	64

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,223	(85,453)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	50,307	135,942

CASH AND CASH EQUIVALENTS, END OF PERIOD	$51,530	$50,489

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$(7,268)	$(5,406)
Accrued property and equipment	$671	$1,027
Cash paid for interest	$4,084	$7,509
Cash paid for income taxes	$112,811	$5,426
Stock options issued for acquisition	$7,234	$8,647

Store Count and Square Footage
The stores that opened during the second quarter of 2008 are as follows:

DICK’S SPORTING GOODS		GOLF GALAXY
Store	Market	Store	Market
S. Fredericksburg, VA	Fredericksburg	Encinitas, CA	San Diego
San Antonio (Rim), TX	San Antonio
Garland, TX	Dallas-Ft. Worth
Montgomeryville, PA	Philadelphia
St. Peters, MO	St. Louis
Gilbert, AZ	Phoenix
Brighton, CO	Denver-Boulder
Cedar Hill, TX	Dallas-Ft. Worth
San Antonio (Alamo), TX	San Antonio
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2008				Fiscal 2007
	Dick’s		Chick’s		Dick’s
	Sporting	Golf	Sporting		Sporting	Golf
	Goods	Galaxy	Goods	Total	Goods	Galaxy	Total
Beginning stores	340	79	15	434	294	65	359
Q1 New	8	4	—	12	15	10	25
Q2 New	9	1	—	10	6	2	8

Ending stores	357	84	15	456	315	77	392

Relocated stores	—	—	—	—	1	—	1

Square Footage:
(in millions)

	Dick’s		Chick’s
	Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total
Q1 2007	17.4	1.1	—	18.5
Q2 2007	17.8	1.1	—	18.9
Q3 2007	19.0	1.2	—	20.2
Q4 2007	19.0	1.3	0.8	21.1

Q1 2008	19.5	1.3	0.8	21.6
Q2 2008	20.0	1.3	0.8	22.1

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for merger integration costs and the gain on sale of asset, pro-forma comparable store sales, earnings before interest, taxes and depreciation (“EBITDA”) as well as a reconciliation from the Company’s gross capital expenditures, net of tenant allowances. The following measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Pro-forma Net Income and Pro-forma Earnings Per Share Reconciliation
(in thousands, except per share data):

	Fiscal 2008
	13 Weeks Ended August 2, 2008
		Merger and	Non-GAAP
	As	Integration	Pro-forma
	Reported	Costs	Total

Net sales	$1,086,294	$—	$1,086,294
Cost of goods sold, including occupancy and distribution costs	766,636	—	766,636

GROSS PROFIT	319,658	—	319,658

Selling, general and administrative expenses	237,667		237,667
Pre-opening expenses	3,681	—	3,681
Merger and integration costs	2,879	(2,879)	—

INCOME FROM OPERATIONS	75,431	2,879	78,310

Interest expense, net	2,429	—	2,429

INCOME BEFORE INCOME TAXES	73,002	2,879	75,881

Provision for income taxes, excluding tax impact of non deductible executive separation costs	29,272	(1,119)	30,391
Tax impact of non deductible executive separation costs	2,615	2,615	—

Provision for income taxes	31,887	1,496	30,391

NET INCOME	$41,115	$4,375	$45,490

EARNINGS PER COMMON SHARE:
Basic	$0.37
Diluted	$0.35	$0.04	$0.39

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,483		111,483
Diluted	116,806		116,806
Note: Costs related to the Golf Galaxy integration total $5.5 million, which includes $2.9 million of pre tax “merger and integration costs” and $2.6 million included in the Company’s provision for income taxes reflecting the “tax impact of non deductible executive separation costs”. The net income impact of costs related to the Golf Galaxy integration equals $4.4 million, which includes $1.8 million for the after tax amount of “merger and integration costs” and the $2.6 million included in the Company’s provision for income taxes reflecting the “tax impact of non deductible executive separation costs.”

	Fiscal 2008
	26 Weeks Ended August 2, 2008
		Merger and
		Integration	Non-GAAP
	As	Costs, Gain	Pro-forma
	Reported	on Asset Sale	Total

Net sales	$1,998,405	$—	$1,998,405
Cost of goods sold, including occupancy and distribution costs	1,419,641	—	1,419,641

GROSS PROFIT	578,764	—	578,764

Selling, general and administrative expenses	457,631		457,631
Pre-opening expenses	8,604	—	8,604
Merger and integration costs	2,879	(2,879)	—

INCOME FROM OPERATIONS	109,650	2,879	112,529

Gain on sale of asset	(2,356)	2,356	—
Interest expense, net	4,088	—	4,088

INCOME BEFORE INCOME TAXES	107,918	523	108,441

Provision for income taxes, excluding tax impact of non deductible executive separation costs	43,413	(172)	43,585
Tax impact of non deductible executive separation costs	2,615	2,615	—

Provision for income taxes	46,028	2,443	43,585

NET INCOME	$61,890	$2,966	$64,856

EARNINGS PER COMMON SHARE:
Basic	$0.56
Diluted	$0.53	$0.03	$0.55

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,350		111,350
Diluted	117,051		117,051

Pro-forma Comparable Store Sales
The following pro-forma comparable store sales present information as if Golf Galaxy had been acquired at the beginning of the periods presented. The sales have been adjusted to conform to the Company’s reporting calendar and method of reporting comparable sales. Golf Galaxy is included in the quarterly comparable store base beginning in Q2 2008, which is the first full quarter following the anniversary of the date of acquisition.

	Dick’s
	Sporting	Golf
	Goods	Galaxy	Consolidated
13 weeks ended August 4, 2007	7.2%	4.7%	7.0%

13 weeks ended August 4, 2007 - shifted (1)	5.8%	5.5%	5.8%

26 weeks ended August 4, 2007	4.7%	4.7%	4.7%

26 weeks ended August 4, 2007 - shifted (1)	3.1%	3.0%	3.1%

26 weeks ended August 2, 2008	-3.7%	-6.2%	-4.0%

(1) Adjusted for the shifted retail calendar

EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	August 2,	August 4,
EBITDA	2008	2007
	(dollars in thousands)
Net income	$41,115	$47,930
Provision for income taxes	31,887	31,635
Interest expense, net	2,429	3,629
Depreciation and amortization	21,812	21,634
Less: Depreciation and amortization (merger integration)	(100)	—
Add: Merger and integration costs	2,879	—

EBITDA	$100,022	$104,828

% decrease in EBITDA	-5%

	26 Weeks Ended
	August 2,	August 4,
EBITDA	2008	2007
	(dollars in thousands)
Net income	$61,890	$69,632
Provision for income taxes	46,028	46,017
Interest expense, net	4,088	6,835
Depreciation and amortization	42,212	38,036
Less: Depreciation and amortization (merger integration)	(100)	—
Add: Merger and integration costs	2,879	—
Less: Gain on sale of asset	(2,356)	—

EBITDA	$154,641	$160,520

% decrease in EBITDA	-4%
Reconciliation of Gross Capital Expenditures to Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	August 2,	August 4,
	2008	2007
	(dollars in thousands)
Gross capital expenditures	$(108,794)	$(76,884)
Proceeds from sale-leaseback transactions	16,384	9,226
Changes in deferred construction allowances	15,288	22,593
Construction allowance receipts	10,424	2,699

Net capital expenditures	$(66,698)	$(42,366)